SERVICE AGREEMENT

THIS AGREEMENT dated for reference the 10th day of November 2014

BETWEEN:                           Sandberg International Limited

(the “Service Provider”)

AND:
Brisset Beer International, Inc.

(the “Company”)
WHEREAS:
A.	The Company is a U.S. corporation in the alcoholic beverage business; and
B.	The Company desires to develop, market, and sell alcoholic beverages: and
C.	The Company desires to retain the services of the Service Provider in the capacity pursuant to the terms hereof; and
D.	The Service Provider is a person providing investor relations services.

THIS AGREEMENT WITNESSES THAT in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by each party, the parties agree as follows:

1.
ENGAGEMENT AND DURATION:  The Company hereby engages the Service Provider to provide the services referred to in Section 3 hereof for the consideration hereinafter set forth and the Service Provider hereby accepts such engagement by the Company, all upon and subject to the terms and conditions of this Agreement.

2.
The parties acknowledge that the Company is engaging the Service Provider purely as a Service Provider and not as a securities broker, investment banker, investment advisor or similar regulated capacity.  Service Provider shall not perform any services hereunder (including, without limitation solicitations on behalf of the Company for third party funding) which would require Service Provider to be registered, licensed or regulated by any applicable law, rule or regulation.  In providing the Services, Service Provider shall comply with all applicable laws, rules and regulations. Neither Service Provider nor its affiliates shall undertake or continue any outside activity, whether or not competitive with the business of the Company, which could foreseeably give rise to a conflict of interest, or otherwise interfere with Service Provider's duties and obligations to the Company.  Service Provider agrees to indemnify and save the Company harmless from any and all liability, cost and expense suffered by the Company or its affiliates, including without limitation, attorneys' fees and expenses, as a consequence of the Service Provider's failure to comply with the foregoing obligations.

3.
TERM:  The Service Provider’s engagement shall continue as long as the Service Provider continues to provide services to the Company. The engagement shall terminate upon 30 days written notice provided by either the Service Provider or the Company.  No severance or termination benefits are payable under this Agreement.  Nothing herein shall prevent the Service Provider from offering or performing consulting or other services to other individuals, businesses, or entities.

4.	DUTIES: The Service Provider will utilize his expertise to:
(a)
Provide investor relations services including but not limited to; facilitating intake of phone calls through the investor relations line and the distribution of investor packages to interested parties, and any parameters that fit the Company’s business plan.

It is specially agreed that Service Provider’s consideration hereunder is not contingent and shall not be tied to any amount of capital raised by the Company from any source, nor tied to any other transaction entered into by the Company.

5.	COMPENSATION:

4.1 Compensation:  The Service Provider will receive $500 per month: and 125,000 Common shares priced at .10 per share: and 125,000 A Warrants exercisable at .15 per share: and 125,000 B warrants exercisable at .25 per share.

•	All travel charges, including airfare, meals, and lodging will be charged at actual cost.

4.2  Payment Terms
(a)  The Company will pay the service provider at the beginning of each six-month period for expenses and fees based on an invoice supplied to the Company by the Service Provider.

4.3 Reports
(a) The Service Provider will supply the Company at the end of each period, with reports that are to summarize the activities undertaken on behalf of the Company during the period.

5.	CONFIDENTIALITY AND NON-DISCLOSURE:
The Service Provider agrees on behalf of himself that any information provided to him by the Company of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement or as directed by legal or regulatory authority, without the express written consent of the Company while this Agreement is in effect.

6.	WAIVER:
No consent or waiver, express or implied, by any party to this Agreement of any breach or default by the other party in the performance of its obligations under this Agreement or of any of the terms, covenants or conditions of this Agreement shall be deemed or construed to be a consent or waiver of any subsequent or continuing breach or default in such party’s performance or in the terms, covenants and conditions of this Agreement. The failure of any party to this Agreement to assert any claim in a timely fashion for any of its rights or remedies under this Agreement shall not be construed as a waiver of any such claim and shall not serve to modify, alter or restrict any such party’s right to assert such claim at any time thereafter.

7.	NOTICES:
Any notice relating to this Agreement or required or permitted to be given in accordance with this Agreement shall be in writing and shall be personally delivered or delivered by courier to the address of the parties set out on the first page of this Agreement. Any notice shall be deemed to have been received when delivered. Each party to this Agreement may change its address by giving written notice of such change in this manner provided for above.

8.	APPLICABLE LAW:
This Agreement shall be governed by and construed in accordance with the laws of the state of Nevada and the federal laws of the United States applicable therein, which shall be deemed to be the proper law hereof. The parties hereto hereby submit to the jurisdiction of the courts of Nevada.

9.	SEVERABILITY:
If any provision of this Agreement for any reason by declared invalid, such declaration shall not effect the validity of any remaining portion of the Agreement, which remaining portion remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

10.	ENTIRE AGREEMENT:
This Agreement, hereto constitutes the entire agreement between the parties hereto and there are no representations or warranties, express or implied, statutory or otherwise other than set forth in this Agreement and there are no agreements collateral hereto other than as are expressly set forth or referred to herein. This Agreement cannot be amended or supplemented except by a written agreement executed by both parties hereto.

11.	INTERPRETATION:
Any reference to gender includes all genders, and the singular includes the plural and the body corporate. No provision of this Agreement shall be construed against any party by virtue of that party having drafted and prepared this Agreement; it being acknowledged and agreed that both parties participated in the negotiation, drafting and preparation of this Agreement. All headings are inserted for reference only.

12.	COUNTERPARTS:	This Agreement may be executed in counterparts together shall constitute one and the same instrument.

13.	INDEPENDENT CONTRACTOR:
The relationship of Service Provider with the Company is that of an independent contractor and Service Provider shall not be considered an employee or agent of the Company.  Service Provider will not make any binding representations about the Company, nor shall it act as the Company’s agent, nor shall it have any right or authority whatsoever to propose or accept, in the name and on behalf of the Company, any representation, undertaking, guarantee, promise, agreement, contract or any other kind of an obligation.  The Service Provider shall not be entitled to any benefits, contract or any other kind of an obligation.  The Service Provider shall not be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, 401(k), medical insurance or workers compensation, made available to employees of the Company.  Service Provider further acknowledges that he is not eligible to participate in any such benefit plans even if it is later determined that his status was that of an employee during the period of this engagement. Service Provider expressly waives any claim for benefits coverage attributable to the services provided under this Agreement.  Service Provider shall be solely responsible for the payment of all federal, state and local taxes, withholdings and/or other assessments or deductions required to be paid by any applicable law or regulation based upon Service Provider's receipt of the consideration or remuneration provided hereunder. No tax of any kind shall be withheld or paid by Company on behalf of the Service Provider and the Service Provider shall not be treated as an employee with respect to the services performed hereunder for federal, state and local tax purposes.

IN WITNESS WHEREOF the Parties have duly executed this Agreement as of the date set out on the first page of this Agreement.

Service Provider

__/s/_____________________________________
Patrick Wong, President
Sandberg International Limited

___/s/____________________________________
Stéphane Pilon, President
Brisset Beer International, Inc.